Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ladder Capital Corp 2023 Omnibus Incentive Plan of Ladder Capital Corp of our reports dated February 13, 2023, with respect to the consolidated financial statements of Ladder Capital Corp and the effectiveness of internal control over financial reporting of Ladder Capital Corp included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 7, 2023